SEC Q 67

67.	Provide a description for each item:

1.	Environmental standard:

	a.	Grade 2 standard in environmental standard for atmosphere quality (GB3095- 1996).

	b.	Kind 3 standard in groundwater quality standard (GB14848-93).

	c.	Kind 2 standard in noise standard within city (GB3096-93).

2.	Contaminant discharge standard:

	a.	No.3 period in discharge standard for atmosphere contaminant (GB13223- 2003).

	b.	Grade 1 standard in integrative discharge for swage (GB8978-1996).

	c.	Kind 2 standard in noise standard of factory boundary (GB12348-90).

	d.	Integrative discharge standard for atmosphere contaminant (GB16297-1996).

	e.	Control standard for storage of industrial rejected material and ash field pollution (GB18599-2001).

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1a).Grade 2 standard * in environmental standard for atmosphere quality (GB3095-1996).

* Grade 2 standard is applicable to…

Pollutant	Time base	Intensity for Grade 2	Intensity unit
SO2	Annual average Daily average Hourly average	0.06 0.15 0.50	mg/m³ (standard condition)
TSP	Annual average Daily average	0.20 0.30	mg/m³ (standard condition)
PM10	Annual average Daily average	0.10 0.15	mg/m³ (standard condition)
NOX	Annual average Daily average Hourly average	0.05 0.10 0.15	mg/m³ (standard condition)
NO2	Annual average Daily average Hourly average	0.04 0.08 0.12	mg/m³ (standard condition)
CO	Daily average Hourly average	4.00 10.00	mg/m³ (standard condition)
O3	Hourly average	0.16	mg/m³ (standard condition)
Pb	Seasonal average Annual average	1.50 1.00	ug/m³
B[a]P	Daily average	0.01	ug/m³
F	Daily average Hourly average	7 20	ug/m³

1b). Kind 3 standard * in groundwater quality standard (GB14848-93).

Kind 3 standard * is applicable to….

No.	Type (standard Unit)	Kind 3 standard
1	Chroma (degree)	<=15
2	Smell	N/A
3	Opacity	<=3
4	Visible object	N/A
5	pH	N/A
6	Total hardness (statistic as CaCO3) (mg/L)	<=450
7	Dissolvable solid object(mg/L)	<=1000
8	Salphate(mg/L)	<=250
9	Chloride (mg/L)	<=250
10	Fe (mg/L)	<=0.3
11	Mn (mg/L)	<=0.1
12	Cu (mg/L)	<=1.0
13	Zn (mg/L)	<=1.0
14	Mo (mg/L)	<= 0.1
15	Co (mg/L)	<=0.05
16	Volatile phenol(statistic as phenol mg/L)	<=0.002
17	Anion syndetergent(mg/L)	<=0.3
18	Index of pemanganate(mg/L)	<=3.0
19	Nitrate (N) (mg/L)	<=20
20	Nitrite (N) (mg/L)	<=0.02
21	NH4 (mg/L)	<=0.2
22	fluoride (mg/L)	<=1.0
23	iodide(mg/L)	<=0.2
24	prussiate(mg/L)	<=0.05
25	Hg (mg/L)	<=0.001
26	As (mg/L)	0.05
27	Se (mg/L)	<=0.01
28	Cd (mg/L)	<=0.01
29	Cr6+ (mg/L)	<=0.05
30	Pb (mg/L)	<=0.05
31	Be (mg/L)	<=0.0002
32	Ba (mg/L)	<=1.0
33	Ni (mg/L)	<=0.05
34	DDT( (ug/ L)	<=1.0
35	BHC(ug/ L)	<=5.0
36	Total colicbacilus	<=3.0
37	Total bacteria	<=100
38	Total Alpha radioactivity (Bq/L)	<=0.1
39	Total Beta radioactivity (Bq/L)	<=1.0

1c). Kind 2 standard* in noise standard within city (GB3096-93).

*Kind 2 standard is applicable to mixed area among resident, commerce and industry

Type	Daytime	Night	Sudden or unexpected noise at night
Kind 2 standard	60 dB(A)	50 dB(A)	15 dB(A)

2a). No.3 period * in discharge standard for atmosphere contaminant (GB13223-2003).

* No.3 period is applicable to……….

Table 1: Maximum allowable intensity discharge standard for smoke & dust and smoke “blackness of smoke” restriction for thermal power boiler

Period of time	Maximum allowable intensity discharge standard for smoke & dust (mg/m³)	Blackness of smoke (Greenman blackness, grade)
Time Period Effective Date	No.3 period From Jan 1, 2004	From Jan 1, 2004
Coal-burnt boiler	50 100 * 200 **	1.0
Oil-burnt boiler	50	1.0

Note:

* Before implementation of this standard, desulfuration generator with environmental influence report approved and pithead electronic boiler using coal with extraordinary low sulphur as fuel which lies in non two-controlled area of west should perform this limit.

**Standard for the “integrative resources utilization boiler” using “coal gangue” as fuel (“gangue” with heating capacity not more than 12550 kJ/kg)

Table 2: Maximum allowable intensity discharge standard for sulphur dioxide to thermo power boiler Unit: (mg/m³)

Period of time	Maximum allowable intensity discharge standard for sulphur dioxide to thermo power boiler (mg/m³)
Time Period Effective Date	No.3 period From Jan 1, 2004
Coal-fired boiler & Oil-fired boiler	400 800 * 1200 **

*Standard for the “integrative resources utilization boiler” using “gangue” as fuel (“gangue” with heating capacity not more than 12550 kJ/kg)

** Pithead electronic boiler using coal with extraordinary low sulphur as fuel which lies in non two-controlled area of west should perform this limit.

Table 3: Maximum allowable intensity discharge standard for Nitrogen oxide from thermo power boiler and gas turbine Unit: (mg/m³)

Time Period		No.3 period
Effective Date		From Jan 1, 2004
Coal-burnt boiler	Vdaf<10%	1100
	10%<=Vdaf<= 20%	650
	Vdaf>20%	450
Oil-burnt boiler		200
Gas turbine	Using oil	150
	Using gas	80

2b). Grade 1 standard* in integrative discharge for swage (GB8978-1996). *Grade 1 standard is applicable to………. Table 1: Allowed Maximum discharge concentration for No. 1 pollutant

Serial No.	Pollutant	Allowed maximum discharge concentration
1	Total mercury	0.005
2	Mercury alkyl	Can not be inspected out
3	Total cadmium	0.1
4	Total chromium	1.5
5	Hexatomic chromium	0.5
6	Total arsenic	0.5
7	Total lead	1
8	Total nickel	1
9	Benzo(a)pyrene	0.00003
10	Total berylium	0.005
11	Total silver	0.5
12	Total Alpha radioactivity	1Bq/L
13	Total Beta radioactivity	10Bq/L

Table 4: Grade 1 ONLY

Serial No.	Pollutant	Scope of application	Grade 1 standard
                                                                                                                                                                                                                                                                                                                                  4

1	PH	All blowdown unit	6-9
2	Chromaticity	All blowdown unit	50
3	Suspended matter	Other blowdown unit	70
4	BOD-biochemical oxygen demand for 5 days	Other blowdown unit	20
5	COD-chemical oxygen demand	Other blowndown	100
6	oil	All blowdown unit	5
7	Vegeto-animal grease	All blowdown unit	10
8	Volatile phenol	All blowdown unit	0.5
9	Total cyanide	All blowdown unit	0.5
19	Sulphide	All blowdown unit	1
11	Ammonia nitrogen	Other blowdown unit	15
12	fluoride	Other blowdown unit	10
13	phosphate	All blowdown unit	0.5
14	formaldehyde	All blowndown unit	1
15	aniline	All blowdown unit	1
16	nitrobenzene	All blowdown unit	1
17	Anionics	All blowdown unit	1
18	Total copper	All blowdown unit	0.5
19	Total zinc	All blowdown unit	2
20	Total Mn	other blowdown unit	2
21	Element phosphor	All blowdown unit	0.1
22	organophosphorus pesticide	All blowdown unit	Too less that can not be detected
23	dimethoate	All blowdown unit	Too less that can not be detected
24	parathion	All blowdown unit	Tll less that can not be detected
25	Parathion-methyl	All blowdown unit	Too less that can not be detected
26	malathion	All blowdown unit	Too less that can not be detected
27	Pentachlorophenol and santobrite( calculated as pentachlorophenol)	All blowdown unit	5.0
28	AOX(calculated at chlorine)	All blowdown unit	1.0
29	chloroform	All blowdown unit	0.3
30	Carbon tetrachloride	All bowdown unit	0.03

31	chlorylene	All blowdown unit	0.3
32	eteline	All blowdown unit	0.4
33	benzene	All blowdown unit	0.1
34	Methyl benzene	All blowdown unit	0.1
35	Ethyl benzene	All blowdown unit	0.4
36	o-xylene	All blowdown unit	0.4
37	p-xylene	All blowdown unit	0.4
38	m-xylene	All blowdown unit	0.4
39	chlorobenzene	All blowdown unit	0.2
40	chloroben	All blowdown unit	0.4
41	santochlor	All blowdown unit	0.4
42	p-nitrochlorobenzene	All blowdown unit	0.5
43	2,4-dinitrochlorobenzene	All blowdown unit	0.5
44	phenol	All blowdown unit	0.3
45	metacresyl	All blowdown unit	0.1
46	2,4-di-methane	All blowdown unit	0.6
47	2,4,6-trichlorophenate	All blowdown unit	0.6
48	Dibutyl phthalate	All blowdown unit	0.2
49	Dioctyl phthalate	All blowdown unit	0.3
50	acrylonitrile	All blowdown unit	2.0
51	Total selenium	All blowdown unit	0.1
52	TOC-total organic carbon	Other blowdown unit	20

Table 5: Grade 1 ONLY  allowed maximum drainage tonnage

industry	Allowed maximum drainage tonnage
Thermo power industry	3.5m³/MW h

2c). Kind 2 standard * in noise standard of factory boundary (GB12348-90).

*Kind 2 standard is applicable to mixed area among resident, commerce and industry

Type	Daytime	Night	Continuous and sudden noise at night	Sudden or unexpected noise at night
Kind 2 standard	60 dB(A)	50 dB(A)	10 dB(A)	15 dB(A)

2d). Integrative discharge standard for atmosphere contaminant (GB16297-1996). Table 2: discharge standard for atmosphere contaminant from new pollutant source

Serial No.	contaminant	Allowed maximum discharge concentration mg/m³	Monitored concentration limit for amorphous discharge
                                                                                                                                                                                                                                                                                                                                   6

		Allowed maximum discharge velocity kg/h	Height of Vent-pipe (m)	Grade 2	Grade 3	Monitored address	Concentration
1	Sulphur dioxide	550(sulphur, sulphur dioxide, sulfuric acid and use for other sulfocompound)	50 60 70 80 90 100	39 55 77 110 130 170	58 83 120 160 200 270	Maximum concentration outside perimeter 1)	0.40
2	Nitrogen dioxide	240(use for nitric acid and other)	40 50 60 70 80 90 100	7.5 12 16 23 31 40 52	11 18 25 35 47 61 78	Maximum concentration outside perimeter	0.12
3	granule	18(Black dust and fuel dust)	15 20 30 40	0.51 0.85 3.4 5.8	0.74 1.3 5.0 8.5	Maximum concentration outside perimeter	Invisible with naked eye
		60 (glass fibre dust, silica dust, slag wool dust)	15 20 30 40	1.9 3.1 12 21	2.6 4.5 18 31	Maximum concentration outside perimeter	1.0
		120(other)	15 20 30 40 50 60	3.5 5.9 23 39 60 85	5.0 8.5 34 59 94 130	Maximum concentration outside perimeter	1.0
4	Chlorine hydride	100	15 20 30 40 50 60 70 80	0.26 0.43 1.4 2.6 3.8 5.4 7.7 10	0.39 0.65 2.2 3.8 5.9 8.3 12 16	Maximum concentration outside perimeter	0.20
5	Chromic acid fog	0.070	15 20 30 40 50 60	0.008 0.013 0.043 0.076 0.12 0.16	0.012 0.020 0.066 0.12 0.18 0.25	Maximum concentration outside perimeter	0.0060
6	Sulphuric acid fog	430(explosive industry)	15 20	1.5 2.6	2.4 3.9	Maximum concentration	1.2

		45(other)	30 40 50 60 70 80	8.8 15 23 33 46 63	13 23 35 50 70 95	outside perimeter
7	fluoride	90(general calcium industry)	15 20 30 40 50 60 70 80	0.10 0.17 0.59 1.0 1.5 2.2 3.1 4.2	0.15 0.26 0.88 1.5 2.3 3.3 4.7 6.3	Maximum concentration outside perimeter	20ug/m³
		9.0(other)
8	chlorine	65	25 30 40 50 60 70 80	0.52 0.87 2.9 5.0 7.7 11 15	0.78 1.3 4.4 7.6 12 17 23	Maximum concentration outside perimeter	0.40
9	Lead and lead chemical compound	0.70	15 20 30 40 50 60 70 80 90 100	0.004 0.006 0.027 0.047 0.072 0.10 0.15 0.20 0.26 0.33	0.006 0.009 0.041 0.071 0.11 0.15 0.22 0.30 0.40 0.51	Maximum concentration outside perimeter	0.0060
10	Mercury and mercury chemical compound	0.012	15 20 30 40 50 60	1.5x10 ³ 2.6x10 ³ 7.8x10 ³ 15x10 ³ 23x10 ³ 33x19 ³	2.4x10 ³ 3.9x10 ³ 13x10 ³ 23x10 ³ 35x10 ³ 50x10 ³	Maximum concentration outside perimeter	0.0012
11	Cadmium and cadmium chemical compound	0.85	15 20 30 40 50 60 70 80	0.050 0.090 0.29 0.50 0.77 1.1 1.5 2.1	0.080 0.13 0.44 0.77 1.2 1.7 2.3 3.2	Maximum concentration outside perimeter	0.040
12	Beryllium and beryllium chemical compound	0.012	15 20 30 40	1.1x10 ³ 1.8x10 ³ 6.2xx10 ³ 11 x10 ³	1.7x10 ³ 2.8x10 ³ 9.4x10 ³ 16 x10 ³	Maximum concentration outside perimeter	0.0008

			50 60 70 80	16 x10 ³ 23 x10 ³ 33 x10 ³ 44 x10 ³	25 x10 ³ 35 x10 ³ 50 x10 ³ 67 x10 ³
13	Nickel and nickel chemical compound	4.3	15 20 30 40 50 60 70 80	0.15 0.26 0.88 1.5 2.3 3.3 4.6 6.3	0.24 0.34 1.3 2.3 3.5 5.0 7.0 10	Maximum concentration outside perimeter	0.040
14	Stannum(tin)	8.5	15 20 30 40 50 60 70 80	0.31 0.52 1.8 3.0 4.6 6.6 9.3 13	0.47 0.79 2.7 4.6 7.0 10 14 19	Maximum concentration outside perimeter	0.24
15	benzene	12	15 20 30 40	0.50 0.90 2.9 5.6	0.80 1.3 4.4 7.6	Maximum concentration outside perimeter	0.40
16	Methyl benzene	40	15 20 30 40	3.1 5.2 18 30	4.7 7.9 27 46	Maximum concentration outside perimeter	2.4
17	xylene	70	15 20 30 40	1.0 1.7 5.9 10	1.5 2.6 8.8 15	Maximum concentration outside perimeter	1.2
18	Phenol	100	15 20 30 40 50 60	0.10 0.17 0.58 1.0 1.5 2.2	0.15 0.26 0.88 1.5 2.3 3.3	Maximum concentration outside perimeter	0.080
19	formaldehyde	25	15 20 30 40 50 60	0.26 0.43 1.4 2.6 3.8 5.4	0.39 0.65 2.2 3.8 5.9 8.3	Maximum concentration outside perimeter	0.20
20	Aldehyde (ethanal)	125	15 20 30 40 50 60	0.050 0.090 0.29 0.50 0.77 1.1	0.080 0.13 0.44 0.77 1.2 1.6	Maximum concentration outside perimeter	0.040

21	acrylonitrile	22	15 20 30 40 50 60	0.77 1.3 4.4 7.5 12 16	1.2 2.0 6.6 11 18 25	Maximum concentration outside perimeter	0.60
22	acrolein	16	15 20 30 40 50 60	0.52 0.87 2.9 5.0 7.7 11	0.78 1.3 4.4 7.6 12 17	Maximum concentration outside perimeter	0.40
23	Hydrogen cyanide	1.9	15 20 30 40 50 60	0.15 0.26 0.88 1.5 2.3 3.3 4.6	0.24 0.39 1.3 2.3 3.5 5.0 7.0	Maximum concentration outside perimeter	0.024
24	methanol	190	15 20 30 40 50 60	5.1 8.6 29 50 77 100	7.8 13 44 70 120 170	Maximum concentration outside perimeter	12
25	aniline	20	15 20 30 40 50 60	0.52 0.87 2.9 5.0 7.7 11	0.78 1.3 4.4 7.6 12 17	Maximum concentration outside perimeter	0.40
26	chlorobenzene	60	15 20 30 40 50 60 70 80 90 100	0.52 0.87 2.5 4.3 6.6 9.3 13 18 23 29	0.78 1.3 3.8 6.5 9.9 14 20 27 35 44	Maximum concentration outside perimeter	0.40
27	nitrobenzene	16	15 20 30 40 50 60	0.050 0.090 0.29 0.50 0.77 1.1	0.080 0.13 0.44 0.77 1.2 1.7	Maximum concentration outside perimeter	0.040
28	chlorethylene	36	15 20 30	0.77 1.3 4.4	1.2 2.0 6.6	Maximum concentration outside	0.60

			40 50 60	7.5 12 16	11 18 25	perimeter
29	Benzo(a)pyrene	0.30x10É³(pitch and production&process of carbon product	15 20 30 40 50 60	0.050x10 ³ 0.085x10 ³ 0.29 x10 ³ 0.50 x10 ³ 0.77 x10 ³ 1.1 x10 ³	0.080x10 ³ 0.13 x10 ³ 0.43 x10 ³ 0.76 x10 ³ 1.2 x10 ³ 1.7 x10 ³	Maximum concentration outside perimeter	0.008(ug/ m³)
30	phosgene	3.0	25 30 40 50	0.10 0.17 0.59 1.0	0.15 0.26 0.88 1.5	Maximum concentration outside perimeter	0.080
31	Pitch fume	140(blow asphalt) 40(smelting and dip-coating) 75(agitation)	15 20 30 40 50 60 70 80	0.18 0.30 1.3 2.3 3.6 5.6 7.4 10	0.27 0.45 2.0 3.5 5.4 7.5 11 15	Production equipment can not exist obvious amorphous discharge

2e). Control standard for storage of industrial rejected material and ash field pollution (GB18599-2001).

Control standard for storage of industrial rejected material and ash field pollution included the following:

1.	Selection of the location for industrial rejected material.

2.	Design of the storage and disposal area

3.	Managing the operation of the storage and disposal area

4.	Close and block the area

5.	Control and examination for the pollutant